AMERICAN NATIONAL INSURANCE COMPANY

GALVESTON, TEXAS

AMENDED AND RESTATED BYLAWS

(Adopted April 24, 2015)

ARTICLE I

NAME AND PURPOSE

The name of this corporation shall be American National Insurance Company (the “Company”), and its purpose shall be as stated in the Company’s Articles of Incorporation, as may be amended and restated from time to time.

ARTICLE II

OFFICES

Section 2.1 Home Office. The general Home Office of the Company shall be in the City of Galveston, Galveston County, Texas.

Section 2.2 Other Offices. The Company may also have such other offices, within or without the State of Texas, where the Company is qualified to do business, that the Board of Directors may from time to time designate or the business of the Company may require.

ARTICLE III

MEETINGS OF STOCKHOLDERS

Section 3.1 Annual Meeting of the Stockholders. The Annual Meeting of the Stockholders shall be held in the City of Galveston, Texas, or at such other place within or without the State of Texas as may be from time to time determined by the Board of Directors, on April 30 of each year (provided that if April 30 is a legal holiday, then such meeting shall be held on the Friday immediately preceding such legal holiday) or on such other day prior to April 30 as shall be determined from time to time by the Board of Directors. At said Annual Meeting of the Stockholders, Directors will be elected and any other business may be transacted that is within the powers of the stockholders.

Section 3.2 Special Meetings. Special meetings of the stockholders may be called by the Chairman of the Board or the President and shall be called by the Secretary upon written request, stating the purpose or purposes therefor, by a majority of the Directors, or by stockholders holding or representing not less than thirty-five percent of the outstanding stock.

Section 3.3 Conduct of Meetings. At every meeting of the stockholders, the Chairman of the Board, or in his absence, the President or any other officer of the Company designated by the Chairman of the Board, or the President, may act as chairman of the meeting. The Secretary of the Company, or in the Secretary’s absence, an Assistant Secretary, may act as secretary of all meetings of the stockholders. In the absence of the Secretary or Assistant

Secretary, the chairman of the meeting may appoint another person to act as secretary of the meeting. The conduct of any meeting of the stockholders and the determination of procedure shall be within the absolute discretion of the chairman of the meeting. Accordingly, in any meeting of stockholders or part thereof, the chairman of the meeting shall have the sole power to determine appropriate rules or to dispense with theretofore prevailing rules.

Section 3.4 Notice of Meetings. Notice stating the place, day and hour of any meeting of stockholders and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given by the Secretary to all stockholders entitled to vote, at least ten days, but no more than sixty days, in advance of the date for such meeting, except as otherwise provided by the Texas Business Organizations Code or other applicable law (collectively, “Applicable Law”). Notice will be given to each stockholder, either personally, by mail, facsimile, electronic mail or other means of electronic transmission as may be permitted by Applicable Law. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the stockholder at his or her address as it appears on the share transfer records of the Company.

Section 3.5 Record Date. The Board of Directors may fix in advance a date as the record date for any determination of stockholders entitled to notice of and to vote at any meeting of the stockholders, or stockholders entitled to receive a distribution (other than a distribution involving a purchase or redemption by the Company of any of its own shares) or a share dividend; provided, however, that such record date may not be more than sixty days nor less than ten days before the date of such meeting.

If no record date is fixed for the determination of stockholders entitled to notice of and to vote at a meeting of the stockholders, or stockholders entitled to receive a distribution (other than a distribution involving a purchase or redemption by the Company of any of its own shares) or a share dividend, the date on which notice of the meeting is sent or the date on which the resolution of the Board of Directors declaring the distribution or share dividend is adopted, as the case may be, is the record date for determination of stockholders.

Section 3.6 Adjourned Meetings. When a meeting of stockholders is adjourned for thirty days or more, notice of the adjourned meeting will be given as in the case of an original meeting. When a meeting is adjourned for less than thirty days, it is not necessary to give any notice of the time and place of reconvening the adjourned meeting or of the business to be transacted at the meeting other than by announcement at the meeting at which the adjournment is taken.

When any determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Article III, that determination will apply to any adjournment of the meeting.

Section 3.7 Voting List. Not later than the eleventh day before each meeting of stockholders, the Secretary of the Company shall make a complete list of the stockholders entitled to vote at the meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. The list will be kept on file at the Home

Office of the Company for a period of ten days before the meeting and will be available to inspection by any stockholder at any time during usual business hours. The list will also be produced and kept open at the time and place of the meeting and will be available, during the whole time of the meeting, to the inspection of any stockholder.

Section 3.8 Quorum. The presence in person or by proxy of the persons entitled to vote a majority of the Capital Stock represented at any meeting of the stockholders shall constitute a quorum. Abstentions and broker non-votes will be counted for the purpose of determining the presence or absence of a quorum. Once a quorum is present at a meeting of the stockholders, the subsequent withdrawal from the meeting of any stockholder, or the refusal of any stockholder represented in person or by proxy to vote, will not affect the presence of a quorum. The stockholders represented in person or by proxy at the meeting may conduct business that is properly brought before the meeting until it is adjourned. In the absence of a quorum, any meeting of the stockholders may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or by proxy, but no other business may be conducted.

Section 3.9 Voting. At any meeting of the stockholders, each stockholder having the right to vote shall be entitled to one vote for each share of the subscribed Capital Stock held by such stockholder. A stockholder may vote either in person or by proxy, pursuant to Applicable Law.

Section 3.10 Number of Votes Necessary to Take Action. The vote of the holders of a majority of the shares entitled to vote and represented at a meeting at which a quorum is present will be the act of the stockholders’ meeting for purposes of the election of directors and other actions considered by the stockholders, unless Applicable Law requires a specified portion of such shares greater than a majority for particular action to be taken, in which case action shall require such specified portion. Abstentions and broker non-votes on matters on which there is a vote at any meeting will not be counted as votes for or against such matters.

Section 3.11 Inspectors of Election. The chairman of each stockholders’ meeting shall appoint one or more persons to act as inspectors of election. The inspectors of election shall determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, and the existence of a quorum. The inspectors will also count and tabulate all votes, report the result of voting, and perform such other duties as may be required by the chairman of the meeting.

ARTICLE IV

BOARD OF DIRECTORS

Section 4.1 Powers. The business and affairs of the Company and all corporate powers will be exercised by or under authority of the Board of Directors, subject to limitations imposed by Applicable Law, the Articles of Incorporation or these Bylaws as to action that requires authorization or approval of the stockholders of the Company.

Section 4.2 Number of Directors. The number of Directors of the Company shall be determined from time to time by the Board of Directors, but shall not be less than seven, nor more than fifteen. A Director need not be a resident of the State of Texas or a stockholder of the Company. A reduction in the authorized number of Directors will not remove any Director before the expiration of that Director’s term of office.

Section 4.3 Term of Office. Each Director of the Company shall hold office until the next annual stockholders meeting or until his earlier death, retirement, resignation or removal.

Section 4.4 Resignation. Any Director may resign at any time by giving written notice to the Board of Directors, President, or Secretary of the Company. Any resignation will take effect at the date of the receipt of that notice or at any later time specified in the notice, and, unless otherwise specified in the notice, the acceptance of that resignation will not be necessary to make it effective.

Section 4.5 Vacancies. Vacancies occurring on the Board of Directors may be filled by a majority of the remaining Directors at any regular or specially called meeting of the Board. Vacancies occurring because of an increase in the number of Directors may be filled by the Board of Directors for a term of office continuing only until the next election of one or more Directors by the stockholders; however, the Board of Directors may not fill more than two vacancies created by an increase in the number of Directors during the period between any two successive annual stockholders’ meetings.

Section 4.6 Annual Meeting. The Directors shall hold an annual meeting for the election of officers and such other business that may come before them immediately upon the adjournment of the annual stockholders’ meeting, and they shall also have four regular meetings, the first three of which shall be held on the last Thursday of the months of February, July and October, and the fourth of which shall be held on the second or third Friday of December as the Directors shall determine; provided that if any of such last Thursdays shall fall on a holiday observed by the Company, then such meeting shall be held on the weekday immediately preceding such holiday; and provided further that the Board may, at any special or regular meeting, cancel one or more subsequent regular meetings or it may reschedule the date of one or more subsequent regular meetings, and either the Chairman of the Board or the President, acting jointly between meetings, may cancel or reschedule not more than two successive regular meetings; but in any event, the Secretary shall give notice to all Directors that one or more specified regular meetings have been canceled or rescheduled for stated dates; and such notice shall be given by the Secretary to each Director as soon as practicable after cancellation or rescheduling of one or more such regular meetings, either personally, by mail, facsimile, electronic mail or other means of electronic transmission as may be permitted by Applicable Law. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to each Director at his or her last known address.

Section 4.7 Special Meetings. A special meeting of the Directors may be held at any time, upon call of the Chairman of the Board, the President, or a majority of the Directors. Notice of such special meeting shall be given by the Secretary to each Director, either personally, by mail, facsimile, electronic mail or other means of electronic transmission as may be permitted by Applicable Law, at least four days in advance of the date of such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to each Director at his or her last known address.

Section 4.8 Place of Meetings. All meetings of the Directors shall be held at the office of the Company in the City of Galveston, or at such other place designated by the Board of Directors.

Section 4.9 Quorum. A majority of the duly elected Directors shall constitute a quorum for the transaction of business.

Section 4.10 Majority Action. Every act or decision done or made by a majority of the Directors present at any duly held meeting at which a quorum is present is an act of the Board of Directors. Each Director who is present at any such meeting will be deemed to have assented to any action taken at such meeting unless the Director’s dissent to the action is entered in the minutes of the meeting, or unless the Director files a written dissent to the action with the Secretary of the meeting before adjournment or forwards that dissent by registered mail to the Secretary of the Company immediately following adjournment of the meeting.

Section 4.11 Action by Consent of Board Without Meeting. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all Directors individually or collectively consent in writing to the action. The written consent or consents will be maintained with the minutes of the proceedings of the Board in any form of media permitted by law. Any action by written consent will have the same force and effect as a unanimous vote of the Directors. Any certificate or other document filed under any provision of Applicable Law that relates to action so taken must state that the action was taken by unanimous written consent of the Board of Directors without a meeting.

Section 4.12 Telephone Meetings. Subject to the provisions of these Bylaws and Applicable Law for notice of meetings, Directors may participate in and hold a meeting by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other. Participation in the meeting constitutes presence in person at the meeting, except when a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 4.13 Executive Committee. The Board of Directors may, by resolution adopted by a majority of the whole Board, create an Executive Committee and designate the members thereof. All members of such Committee shall serve at the pleasure of the Board.

The Executive Committee shall have full powers and authority on behalf of the Board of Directors to consider and make decisions on matters and issues that require Board of Director approval, or for which Board of Director approval is appropriate, which arise between meetings of the Board of Directors. In addition, without limiting such power and authority, the Executive Committee shall also have such other specific powers and shall perform such other specific duties as the Board of Directors may, from time to time, delegate to the Executive Committee by resolution. Provided, however, the Executive Committee shall have no authority with respect to matters where action of the Board of Directors is required to be taken by Applicable Law. The delegation of power and authority to the Executive Committee shall include the authority to authorize a distribution or to authorize the issuance of shares of the Company.

The Executive Committee shall be organized and shall perform its functions as directed by the Board of Directors, and minutes of all meetings of the Executive Committee shall be recorded and maintained. Any action taken by the Executive Committee within the course and scope of its authority shall be binding on the Company.

The membership of the Executive Committee may, from time to time, be increased or decreased and the powers and duties of the Committee may, from time to time, be changed by the Board of Directors as it may deem appropriate. The Executive Committee may be discontinued at any time by the vote of a majority of the Board of Directors.

Section 4.14 Other Committees. The Board of Directors may, by resolution adopted by a majority of the Board, designate one or more committees of Directors and/or officers to conduct the business and affairs of the Company, to the extent authorized by the resolution. The Board of Directors by majority vote has the power at any time to change the powers and members of any committee and to fill vacancies and to discontinue any committee. Members of any committee may receive such compensation as the Board of Directors may from time to time provide. The designation of any committee and the delegation of authority to the committee does not relieve the Board of Directors, or any Director, of any responsibility imposed by law.

Section 4.15 Dividends. Subject to the Articles of Incorporation and Applicable Law, the Board of Directors may, from time to time, at any regular or special meeting, declare and order paid out of the Company’s current earnings or surplus or both, dividends, either in cash or stock.

Section 4.16 Advisory Directors. The Board of Directors may appoint one or more Advisory Directors who shall serve at the pleasure of the Board. Advisory Directors may attend all meetings of the Board of Directors and shall be entitled to the same compensation and benefits as members of the Board of Directors. Advisory Directors shall have an advisory role only, and shall not be entitled to set policies for the Company or to vote at meetings of the Board of Directors, nor shall an Advisory Director be counted as or considered a Director for purposes of determining a quorum or for any other purpose. Service as an Advisory Director shall be counted together with service as a Director for purposes of determining eligibility for any benefits based upon years of service. An Advisory Director of the Company shall be entitled to indemnification by the Company as provided in the Articles of Incorporation or Article VIII herein.

Section 4.17 Directors’ Fees. All Directors who are not full-time salaried officers shall be paid a basic fee for each year or part of a year they serve as Directors of the Company. Such basic fee will be set from time to time by the Board and shall be payable in a lump sum immediately after the election of a Director. In addition, all Directors who are not full-time salaried officers shall be paid an amount set by the Board from time to time for each Board meeting or committee meeting attended, payable after each meeting.

Any Directors who are full-time salaried officers shall not be paid a fee for attendance at any regular or special meeting of the Board of Directors.

Section 4.18 Directors’ Expenses. The necessary expenses incurred by the Directors and Advisory Directors in attending the meetings of the Board of Directors, and also their necessary expenses when absent from the place of their residence in the discharge of the official duty of the Company’s business shall be paid by the Company.

ARTICLE V

OFFICERS

Section 5.1 Number and Title. The officers of the Company may consist of a Chairman of the Board, a President, a Chief Financial Officer, one or more Vice Presidents, a Secretary and one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers, and a General Counsel, plus such other officers as the Board may determine from time to time. Not all officer positions need to be filled at any given time. One person may hold more than one office. The Board may delegate to any officer such duties as the Board may deem appropriate.

Section 5.2 Election and Term of Office. The officers of the Company shall be elected annually by the Board of Directors and shall hold office until the next annual stockholders meeting or until their earlier death, retirement, resignation or removal from office.

Section 5.3 Removal and Resignation. Any officer may be removed, either with or without cause, by a majority of the Directors, at any regular or special meeting of the Board, or by any committee or officer to whom that power of removal may be delegated by the Board of Directors. Any officer may resign at any time by giving written notice to the Board of Directors, President or Secretary of the Company. Any resignation will take effect at the date of the receipt of that notice or at any later time specified in it, and, unless otherwise specified in the notice, the acceptance of that resignation will not be necessary to make it effective.

Section 5.4 Chairman of the Board. The Board of Directors shall select the Chairman of the Board from the members of the Board. The Chairman of the Board, or his designee, shall preside at all meetings of the stockholders and Board of Directors, subject to Section 3.3 of these Bylaws.

Section 5.5 President. The President shall act as chief executive officer and shall be responsible for the overall strategic planning, management and direction of the Company. The President shall also be responsible for the implementation of the details of managing the business and affairs of the Company. He shall also do such other things, perform such other duties and have such other powers usually incident to the office of the President and chief executive officer of a corporation and as the Board of Directors or Executive Committee may from time to time prescribe. The President, in the absence of the Chairman of the Board, may perform the duties and exercise the powers of the Chairman of the Board.

Section 5.6 Chief Financial Officer. The Chief Financial Officer shall be the principal financial officer of the Company, having overall supervision of the financial operations of the Company. He shall perform all other duties and have such other powers usually incident to the office of the Chief Financial Officer of a corporation and as the Board of Directors or the President may from time to time prescribe. The Chief Financial Officer shall report directly to the President.

Section 5.7 Vice Presidents. The Board of Directors may elect one or more Senior Executive Vice Presidents, one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more Vice Presidents, and one or more Assistant Vice Presidents. Each of such Vice Presidents shall perform such duties and have such powers as the Board of Directors, President or a more senior Vice President may from time to time prescribe.

Section 5.8 Secretary and Assistant Secretary. The Secretary shall attend the meetings of the stockholders, Board of Directors, and all committees of the Board of Directors, keeping a full account of their proceedings, and furnishing such information, accounts, and papers as may be required and calling to their attention any matter coming under his province on which their action is needed. He shall have custody of the corporate seal with authority to affix the same, attested by his signature, to all instruments requiring execution under seal. He shall perform such other duties and have such other powers usually incident to the office of the Secretary of a corporation and as the Board of Directors or the President may prescribe. The Assistant Secretary, or if there be more than one, the Assistant Secretaries, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, President, or Secretary.

Section 5.9 Treasurer and Assistant Treasurer. The Treasurer shall have the custody of the Company’s funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated pursuant to resolutions adopted by the Board of Directors. The Treasurer shall disburse the funds of the Company, taking proper vouchers for such disbursements, and shall render to the President, Chief Financial Officer or Board of Directors, at regular meetings or when required, an account of all his transactions as Treasurer. The Treasurer shall perform all other duties and have such other powers usually incident to the office of the Treasurer of a corporation and as the Board of Directors, President or Chief Financial Officer may from time to time prescribe. The Assistant Treasurer, or if there be more than one, the Assistant Treasurers, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, President, Chief Financial Officer or Treasurer.

Section 5.10 General Counsel. The General Counsel, which may be an outside counsel or a firm of attorneys, shall, subject to the instructions of the Board of Directors, have charge and control of the legal business and affairs of the Company; shall give legal advice pertaining to the Company’s business submitted to Counsel by any officer of the Company, by the Chairman of the Board of Directors, or by the Chairman of any committee of the Board of Directors; shall prepare or cause to be prepared legal documents and papers for the Company; shall, at the request of the Chairman of the Board, or the President, attend any meeting of the Board of Directors or any committee of the Board of Directors; and shall perform such other services as are necessary or appropriate in the discharge of the Counsel’s responsibilities with respect to the business and affairs of the Company.

ARTICLE VI

FIDELITY BOND

The Board of Directors shall require a Fidelity Bond, in an amount fixed by such Board of Directors and payable to the Company, on all officers and employees, conditioned that each will well and faithfully discharge the duties of his office and account for all the Company’s monies coming into his hands.

ARTICLE VII

CAPITAL STOCK

Section 7.1 Amount, Class and Par Value. The amount, classes and par value of the stock of the Company shall be as stated in the Company’s Articles of Incorporation, as such articles may be amended and restated from time to time.

Section 7.2 Form and Issuance. Shares for the Capital Stock of the Company may be certificated or uncertificated. Any certificates representing such shares shall be in such form as is approved by resolution of the Board of Directors. Any such certificates may contain an impression of the corporate seal of the Company or a facsimile thereof and shall be signed, either as an original or facsimile, by (i) the Chairman of the Board, or the President; and (ii) the Secretary.

Section 7.3 No Fractional Shares. The Company will not issue fractions of a share either originally or on transfer.

Section 7.4 Transfers of Shares. Owners of shares of the Capital Stock of the Company and transfers of such shares shall be recorded upon the transfer records of the Company kept at an office of the Company or by transfer agents designated by the Board of Directors to transfer shares of the stock of the Company. In the case of stock represented by certificates, the Board of Directors may require that any certificate of stock be returned and canceled before a new certificate is issued in the name of the person to whom the transfer is to be made. The Company shall be entitled to treat the holder of record of any shares of the Capital Stock of the Company as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such shares or any rights deriving from such shares on the part of any other person, including without limitation a purchaser, assignee or transferee, unless and until such other person becomes the holder of record of such shares, whether or not the Company shall have either actual or constructive notice of the interest of such other person.

Section 7.5 Lost, Stolen or Destroyed Certificates. Any person claiming a share certificate to be lost, stolen or destroyed shall (i) make an affidavit of fact in such manner as the Board of Directors may require, and (ii) if so required by the Board of Directors, make proof of loss, theft or destruction in such manner as it shall require and/or give the Company a bond in such sum as it may direct as indemnity against any claim that may be made against the Company with respect to the certificate alleged to have been lost, stolen or destroyed. The Company may direct the issuance of a new certificate or certificates of stock or of uncertificated shares in place of any certificate or certificates previously issued by the Company alleged to have been lost, stolen or destroyed.

ARTICLE VIII

INDEMNIFICATION

Section 8.1 General. This Article VIII is intended to provide, to the fullest extent permitted by law, indemnification and advancement of expenses to each “Indemnified Person” as defined below. If any provision of this Article or the application of this Article to any person or circumstance shall be found to be invalid or unenforceable, the remainder of this Article or the application of this Article to any person or circumstance which is not invalid or unenforceable shall not be affected, and each provision of this Article shall be valid and enforced to the fullest extent permitted by law.

Section 8.2 Indemnified Persons. Throughout this Article VIII, “Indemnified Person” shall mean any individual or firm who is or was a director, advisory director, officer or employee of the Company, including, but not limited to, any individual or firm who is or was serving at the request of the Company as a director, advisory director, officer, partner, trustee, administrator or employee of any majority-owned subsidiary or an employment benefit plan of the Company. An “Indemnified Person” shall also include any person entitled to mandatory indemnification under Applicable Law.

Section 8.3 Right to Indemnification. Without limiting the generality of Section 1 of this Article VIII, to the fullest extent permitted by, and in accordance with the procedures established by Applicable Law, the Company shall indemnify any Indemnified Person against any liabilities, judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses actually incurred by the Indemnified Person in connection with any proceeding in which the Indemnified Person was, is, or is threatened to be made a named defendant or respondent because of the Indemnified Person’s service to the Company or at the Company’s request.

Section 8.4 Advancement of Expenses. Without limiting the generality of Section 1 of this Article VIII, to the fullest extent permitted by, and in accordance with the procedures established by Applicable Law, the reasonable expenses of an Indemnified Person who was, is, or is threatened to be made a named defendant or respondent in a proceeding for which indemnification shall be provided pursuant to this Article VIII shall be paid or reimbursed by the Company in advance of the final disposition of the proceeding. Further, the Company shall pay or reimburse expenses actually incurred by an Indemnified Person in connection with his or her appearance as a witness or other participation in a proceeding arising out of the Indemnified

Person’s service to the Company or at the Company’s request, whether or not the Indemnified Person is a named defendant or respondent in the proceeding.

Section 8.5 Changes in Law. This Article VIII shall be deemed to incorporate by reference any future amendments, additions to, or judicial or administrative interpretations of Applicable Law that provide a fuller extent of indemnification or advancement of expenses to Indemnified Persons.

Section 8.6 Miscellaneous. The indemnification and advancement of expenses provided for in this Article VIII are not exclusive of any other rights to which Indemnified Persons may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Any repeal or modification of all or part of this Article by the Directors or stockholders of the Company shall not adversely affect any right or protection of an Indemnified Person existing at the time of such repeal or modification. The right to indemnification provided under this Article shall inure to the benefit of the heirs, administrators, executors, and assigns of any Indemnified Person. This Article VIII is not intended to limit, and shall not be construed as limiting, the Company’s permissive indemnification, consistent with the Applicable Law, of persons who are not Indemnified Persons.

Section 8.7 Insurance. The Company may purchase and maintain insurance, at its expense, to protect itself and any Indemnified Person against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under this Article VIII.

ARTICLE IX

GENERAL PROVISIONS

Section 9.1 Waiver of Notice. Whenever by statute, the Articles of Incorporation, these Bylaws or otherwise, notice is required to be given to a Director, committee member or stockholder, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated in such notice, shall be equivalent to the giving of such notice. Attendance at a meeting shall constitute a waiver of notice of such meeting, except where a person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 9.2 Books and Records. The Company shall keep books and records of account and shall keep minutes of the proceedings of its stockholders, its Board of Directors, and each committee of its Board of Directors. Any books, records, minutes, and stock ledgers may be in written paper form or in any other form of media capable of being converted into written paper form within a reasonable time.

Section 9.3 Pronouns. All pronouns used in these Bylaws shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

Section 9.4 Fiscal Year. The fiscal year of the Company shall be fixed by resolution of the Board of Directors and unless otherwise fixed, shall be the calendar year ending December 31.

Section 9.5 Corporate Seal. The seal of the Company shall be such as from time to time may be approved by the Board of Directors.

Section 9.6 Amendments. These Bylaws may be amended, altered or repealed and additional Bylaws enacted at any Annual Meeting of the Stockholders or any regular meeting of the Board of Directors, or at any special or rescheduled meeting of either, if in the notice for such special or rescheduled meeting there is incorporated notice of the proposed action.

[End of Bylaws]